EXHIBIT 23.0


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report, dated March 11, 2003 with respect to the 2002 consolidated financial statements of First Federal Bancshares, Inc., included in this annual report on Form 10-K, in the Registration Statement on Form S-8 pertaining to the First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan (File No. 333-72140), the First Federal Bank Employees' Savings and Profit Sharing Plan and Trust (File No. 333-102670), and the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan (File No. 333-101508) as assumed by First Federal Bancshares, Inc.



                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 9, 2003